EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-171841) on Form S-8 of GAIN Capital Holdings, Inc. of our report dated April 14, 2017, relating to our audit of the financial statements of GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan, which appear in this Annual Report on Form 11-K of GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan for the year ended December 31, 2016.

/s/ INSERO & CO
Rochester, New York
April 14, 2017